Exhibit 5.1


                     Mudge Rose Guthrie Alexander & Ferdon
                                180 Maiden Lane
                           New York, New York 10038




                                   January 7, 1994


El Paso Natural Gas Company
One Paul Kayser Center
304 Texas Avenue
El Paso, Texas 79901

                          El Paso Natural Gas Company
                          Incentive Compensation Plan
                        100,000 Shares of Common Stock,
                               $ 3.00 Par Value

Dear Sirs:

          We are acting as special counsel to El Paso Natural Gas Company, a Delaware Corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the Company's Incentive Compensation Plan (the "Plan"). The Registration Statement covers 100,000 shares of Common Stock, $3 par value, of the Company (the "Shares").

          As special counsel to the Company, we have examined the Registration Statement and such corporate records and other documents and instruments and have made such investigations of law, as we have considered necessary or appropriate for the purpose of rendering this opinion.

          Based upon and subject to the foregoing we are of the opinion that:

          (1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

          (2) The Shares issuable pursuant to the Plan have been duly authorized and reserved for issuance and, when the certificates for the Shares have been duly executed by the Company, countersigned by a transfer agent, duly registered by a registrar for the Shares and issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                 Very truly yours,



                 /S/ MUDGE ROSE GUTHRIE ALEXANDER & FERDON